   As filed with the Securities and Exchange Commission on August 31, 2001.
                                                      Registration No. 333-59616
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                           TO REGISTRATION STATEMENT
                                  ON FORM S-4
                       UNDER THE SECURITIES ACT OF 1933

                            FIRST UNION CORPORATION
            (Exact name of registrant as specified in its charter)

         North Carolina                                           56-0898180
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


     One First Union Center
     Charlotte, North Carolina                                   28288-0013
     (Address of principal executive offices)                    (Zip Code)

                        Wachovia Corporation Stock Plan
   The First Wachovia Corporation Senior Management and Director Stock Plan
                Jefferson Bankshares, Inc. Incentive Stock Plan
          1/st/ United Bancorp 1997 Key Employees' Stock Option Plan
                       Offitbank 1993 Stock Option Plan
            Interstate/Johnson Lane, Inc. Restated Stock Award Plan
            Central Fidelity Banks, Inc. 1995 Stock Incentive Plan
         Central Fidelity Banks, Inc. 1993 Incentive Stock Option Plan
         Central Fidelity Banks, Inc. 1991 Incentive Stock Option Plan
    Republic Savings Financial Corporation 1991 Director Stock Option Plan Republic Security Financial Corporation 1993 Director Stock Option Plan
        First Palm Beach Bancorp, Inc. 1993 Incentive Stock Option Plan
Family Bank Restated Incentive Stock Option and Non-Statutory Stock Option Plan
    Republic Security Financial Corporation 1997 Performance Incentive Plan
                           (Full title of the plans)

                          Ross E. Jeffries, Jr., Esq.
              Senior Vice President and Assistant General Counsel
                            First Union Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0630
                    (Name and address of agent for service)

                                (704) 374-6611
         (Telephone number, including area code, of agent for service)

     This Post-Effective Amendment No. 1 covers shares of the Registrant's (1) $3.33 1/3 par value common stock, and (2) no par value Dividend Equalization Preferred Shares, in each case which were included in the shares of such stock originally registered on the Form S-4 to which this is an amendment. The registration fee in respect to such stock was paid at the time of the original filing of the Registration Statement relating to such stock.
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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration
Statement:

     (1) the Annual Report of First Union Corporation ("First Union") on Form 10-K for the year ended December 31, 2000;

     (2) First Union's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 (as amended on Form 10-Q/A) and June 30, 2001;

     (3) First Union's Current Reports on Form 8-K dated January 18, 2001, April 16, 2001 (as amended June 25, 2001), May 3, 2001, May 15, 2001
          (as amended June 25, 2001), July 12, 2001, July 20, 2001, July 23,
          2001, and August 30, 2001;

     (4) the information set forth under "Description of First Union Capital Stock" in the Joint Proxy Statement/Prospectus dated June 27, 2001, filed with the Securities and Exchange Commission relating to First Union's Registration Statement No. 333-59616; and

     (5) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year referred to in (1) above.

     In addition, all documents subsequently filed by First Union pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that
(i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he or she is a party because of his or her status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct. However, when a director or officer is liable to the corporation, the corporation may not indemnify him or her. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or by-laws or by contract or resolution

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provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     First Union's by-laws provide for the indemnification of First Union's directors and executive officers by First Union against liabilities arising out of his or her status as such, excluding any liability relating to activities which were at the time taken known or believed by such persons to be clearly in conflict with the best interests of First Union.

     First Union's articles of incorporation provide for the elimination of the personal liability of each director of First Union to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

     First Union maintains directors and officers liability insurance, subject to certain deductible amounts. In general, the policy insures (i) First Union's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) First Union against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.    Description
-----------    -----------

2.1 -Agreement and Plan of Merger, dated as of April 15, 2001 and amended and restated, between First Union and Wachovia Corporation ("Wachovia") (included as Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

2.2 -Amendment to Agreement and Plan of Merger, dated as of July 20, 2001, between First Union and Wachovia (incorporated by reference to Exhibit 2.1 to First Union's Current Report on Form 8-K dated July 23, 2001).*

2.3 -Stock Option Agreement, dated as of April 15, 2001 and amended and restated, between First Union and Wachovia (included as Appendix B to the joint proxy statement-prospectus contained in this Registration Statement).*

2.4 -Stock Option Agreement, dated as of April 15, 2001 and amended and restated, between Wachovia and First Union (included as Appendix C to the joint proxy statement-prospectus contained in this Registration Statement).*

3.1 -Amended and Restated Articles of Incorporation of First Union (incorporated by reference to Exhibit (3) to First Union's 1998 Third Quarter Report on Form 10-Q).*

3.2 -Bylaws of First Union, as amended (incorporated by reference to Exhibit (3)(b) to First Union's 1995 Annual Report on Form 10-
               K).*

3.3 -Amended and Restated Articles of Incorporation of Wachovia (incorporated by reference to Exhibit 3.1 of Wachovia's 1998 Second Quarter Report on Form 10-Q).*

3.4 -By-laws of Wachovia, as amended (incorporated by reference to Exhibit 3.2 of Wachovia's Form S-4 Registration Statement, dated December 14, 1998).*

3.5 -Proposed Amendment to the Amended and Restated Articles of Incorporation of First Union (included as Annex 3 to Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

3.6 -Proposed Amendment to the By-laws of First Union, as amended (included as Annex 4 to Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

4.1            -First Union's Shareholder Protection Rights Agreement.*

5.1            -Opinion of Ross E. Jeffries, Jr., Esq.*

23.1           -Consent of KPMG LLP.

23.2           -Consent of Ernst & Young LLP.

23.3           -Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               5.1.)

24.1           -Power of Attorney.*
________________________
*Previously filed.


Item 9.  Undertakings.

     (a) Rule 415 offering.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by

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          those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date of filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-59616 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 31, 2001.

                              FIRST UNION CORPORATION

                              By:/s/ Ross E. Jeffries, Jr.
                                 --------------------------
                                    Ross E. Jeffries, Jr.
                                    Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-59616 on Form S-4 has been signed by the following persons in the capacities indicated and on the date indicated.


  G. Kennedy Thompson*             Chairman, President and Chief
---------------------------
  G. Kennedy Thompson              Executive Officer and Director

  Robert P. Kelly *                Executive Vice President
---------------------------         and Chief Financial Officer
  Robert P. Kelly

  James H. Hatch*                  Senior Vice President and
---------------------------         Corporate Controller
  James H. Hatch                    (Principal Accounting Officer)


  G. Alex Bernhardt*               Director
---------------------------
  G. Alex Bernhardt

  Erskine B. Bowles*               Director
---------------------------
  Erskine B. Bowles

  Robert J. Brown*                 Director
---------------------------
  Robert J. Brown

  A. Dano Davis*                   Director
---------------------------
  A. Dano Davis

  Roddey Dowd, Sr.*                Director
---------------------------
  Roddey Dowd, Sr.

  William H. Goodwin, Jr.*         Director
---------------------------
  William H. Goodwin, Jr.

  Herbert Lotman*                  Director
---------------------------
  Herbert Lotman

  Radford D. Lovett*               Director
---------------------------
  Radford D. Lovett

  Mackey J. McDonald*              Director
---------------------------
  Mackey J. McDonald

  Patricia A. McFate*              Director
---------------------------
  Patricia A. McFate

  Joseph Neubauer*                 Director
---------------------------
  Joseph Neubauer

  Ruth G. Shaw*                    Director
---------------------------
  Ruth G. Shaw

  Lanty L. Smith*                  Director
---------------------------
  Lanty L. Smith


*By Ross E. Jeffries, Jr., Attorney-in-Fact

/s/ Ross E. Jeffries, Jr.
-------------------------------
  Ross E. Jeffries, Jr.

Date: August 31, 2001

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1 -Agreement and Plan of Merger, dated as of April 15, 2001 and amended and restated, between First Union and Wachovia Corporation ("Wachovia") (included as Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

2.2 -Amendment to Agreement and Plan of Merger, dated as of July 20, 2001, between First Union and Wachovia (incorporated by reference to Exhibit 2.1 to First Union's Current Report on Form 8-K dated July 23, 2001).*

2.3 -Stock Option Agreement, dated as of April 15, 2001 and amended and restated, between First Union and Wachovia (included as Appendix B to the joint proxy statement-prospectus contained in this Registration Statement).*

2.4 -Stock Option Agreement, dated as of April 15, 2001 and amended and restated, between Wachovia and First Union (included as Appendix C to the joint proxy statement-prospectus contained in this Registration Statement).*

3.1 -Amended and Restated Articles of Incorporation of First Union (incorporated by reference to Exhibit (3) to First Union's 1998 Third Quarter Report on Form 10-Q).*

3.2 -Bylaws of First Union, as amended (incorporated by reference to Exhibit (3)(b) to First Union's 1995 Annual Report on Form 10-
               K).*

3.3 -Amended and Restated Articles of Incorporation of Wachovia (incorporated by reference to Exhibit 3.1 of Wachovia's 1998 Second Quarter Report on Form 10-Q).*

3.4 -By-laws of Wachovia, as amended (incorporated by reference to Exhibit 3.2 of Wachovia's Form S-4 Registration Statement, dated December 14, 1998).*

3.5 -Proposed Amendment to the Amended and Restated Articles of Incorporation of First Union (included as Annex 3 to Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

3.6 -Proposed Amendment to the By-laws of First Union, as amended (included as Annex 4 to Appendix A to the joint proxy statement-prospectus contained in this Registration Statement).*

4.1            -First Union's Shareholder Protection Rights Agreement.*

5.1            -Opinion of Ross E. Jeffries, Jr., Esq.*

23.1           -Consent of KPMG LLP.

23.2           -Consent of Ernst & Young LLP.

23.3           -Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               5.1.)

24.1      -Power of Attorney.*
________________________
*Previously filed.

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